-14-
DO NOT SIGN WITHOUT READING THIS AGREEMENT IN ITS ENTIRETY

Purchaser:  Elan International Services, Ltd.

Purchaser Representative:  ____________


                             SUBSCRIPTION AGREEMENT

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES ACTS OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW. INVESTORS SHOULD REFER TO THOSE REQUIREMENTS BEFORE EXECUTING THIS AGREEMENT.

GlycoGenesys, Inc.
31 St. James Avenue
8th Floor
Boston, MA  02116

Ladies and Gentlemen:

     The undersigned has received and read the Private Placement Memorandum dated November 23, 2001, as the same has been amended or supplemented (the "Memorandum"). The undersigned desires to subscribe for shares of Common Stock in GlycoGenesys, Inc. (formerly, SafeScience, Inc.), a Nevada corporation (the "Company") in the Company's private placement pursuant to the Memorandum (the "Offering").

     1. Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase 597,205 shares of Common Stock (the "Shares") for an aggregate subscription price of $1,068,946.95 (at a price per share equal to the lower of the average closing sales price over the 5 most recent trading days or the most recent closing sales price (the "Purchase Price")). The undersigned shall also receive (i) a warrant to purchase 447,904 shares of Common Stock of the Company (75% warrant coverage) at price per share equal to 120% of the Purchase Price on the date hereof and (ii) a warrant to purchase 149,301 shares of Common Stock of the Company at $.01 per share, each in substantially the form of Exhibit A (together, the "Warrants"), in accordance with the terms and conditions of this Subscription Agreement.

     2. Acceptance of Subscription. The undersigned acknowledges that the Company has the right, without liability, to reject this subscription and to determine the date of acceptance of this subscription, and that such subscription shall be deemed to be accepted only when signed by the Company. The undersigned agrees that subscriptions need not be accepted in the order in which they are received.

     3. Payment. Payment in full of the subscription price is due upon the acceptance of this subscription and shall be made by check made payable to the order of "GlycoGenesys, Inc." or by wire transfer to Fleet Bank; ABA Routing # 011000138; Account # 003176-2855; Account Name: GlycoGenesys, Inc. The Company may deposit, at its option, the proceeds from the Subscription into an account established by the Company pending the earlier of acceptance or rejection of such subscription or termination of the Offering.

     4. Acceptance of Subscription. Upon acceptance of this subscription by the Company, compliance with any requirements under the Nevada corporation law, and any other applicable law, and the designation of the undersigned as a stockholder on the records of the Company, the undersigned shall become a stockholder of the Company.

     5. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned, as of the date hereof, as follows:

     (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company Material Adverse Effect").

     (b) Capitalization.

     (i) The authorized capital stock of the Company as of January 3, 2002 consists of 100,000,000 shares of Common Stock, of which 33,685,456 shares are issued and outstanding, and of which 1,563,142 shares are reserved for issuance upon exercise of outstanding options and 8,262,314 shares are reserved for issuance upon exercise of outstanding warrants and 5,000,000 shares of preferred stock of which 4,944.44 shares of Series A preferred stock are outstanding,
862.70647 shares of Series B preferred stock are outstanding and 1,116.79 shares of Series C preferred stock are issued and outstanding.

     (ii) As of the date hereof, the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

     (iii) The Shares, when issued against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, and the Warrants, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued. The shares of Common Stock issuable upon exercise of the Warrants, ("the "Warrant Shares"), will be duly and validly issued, fully paid and non-assessable.

     (c) Authorization of Transaction Documents. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement shall be duly authorized by all requisite corporate action by the Company prior to the filing pursuant to section 9(a) of the registration statement covering the Shares and Warrant Shares and, when, authorized, executed and delivered by the Company, this Agreement will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     (d) No Violations. The execution, delivery and performance by the Company of this Agreement and the compliance with the provisions hereof by the Company do not and will not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance (as defined below) upon any properties or assets of the Company under (i) the Articles of Incorporation or bylaws of the Company, (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (iii) any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument, to which the Company is a party or by which the Company or any of its property is bound, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Encumbrance" shall mean any material lien, charge, encumbrance, claim, option, proxy, pledge, security interest, or other similar right of any nature other than statutory liens securing payments not yet due and payable or due but not yet delinquent.

     (e) Absence of Certain Events. Since September 30, 2001, except as disclosed in the Company's forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC Filings") filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), (A) the Company has not (i) varied its business plan or practices, in any material respect, from past practices, (ii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder or (iii) suffered or permitted to be incurred any liability or obligation or any Encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder; and (B) there has not been any change or development which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

     (f) Intellectual Property. The Company owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, in each case, subject to no Encumbrances required to be disclosed in the Financial Statements except as set forth therein, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have a Company Material Adverse Effect. All of the Intellectual Property which is owned by the Company is owned free and clear of all Encumbrances; none of the Company's rights in or use of the Intellectual Property has been or, to the Company's knowledge, is currently threatened to be challenged; to the Company's knowledge, without making any inquiry other than those, if any, routinely conducted by the Company in the ordinary course of business, no current or currently planned product based upon the Company's Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell, market or manufacture such products, and the Company is not aware of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. None of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated, other than such cancellations, abandonments or terminations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (g) Legal Proceedings, etc. Except as set forth under the Company's SEC Filings, there is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company in their capacities as such that (i) challenges the validity or performance of this Agreement or (ii) could reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of, or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business, other than any violations or defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     6. Representations and Warranties of Undersigned. The undersigned hereby represents and warrants to the Company that:

     (a) the undersigned, if an individual, is not less than twenty-one years of age;

     (b) the undersigned, either alone or with his Purchaser Representative, if any, named below has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company, and, if a resident of a certain state, meets any additional suitability standards applicable to him under state law;

     (c) if the undersigned is utilizing a Purchaser Representative for this investment:

          (i) such Purchaser Representative, named at the beginning of this Agreement, has acted as his "Purchaser Representative" as defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act");

          (ii) the undersigned has relied upon the advice of such Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned; and

          (iii) such Purchaser Representative has heretofore confirmed to the undersigned in writing (a true and correct copy of which is furnished to the Company herewith) during the course of this transaction any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and/or its affiliates and the Company and/or any of its affiliates, and any compensation received or to be received as a result thereof;

     (d) if the undersigned is a partnership, corporation, trust or other entity:

          (i) it was not formed for the purpose of this investment;

          (ii) it is authorized and otherwise duly qualified to purchase and hold Shares; and

          (iii) this Subscription Agreement has been duly and validly authorized and executed and, when delivered, will constitute the legal, valid, binding and enforceable obligation of the undersigned;

     (e) if the undersigned prospective investor is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the best of the undersigned's knowledge, neither the Company nor any affiliate of the Company is a party in interest or disqualified person, as defined in ERISA Section 3(14) and the Internal Revenue Code of 1954, as amended, section 4975(e)(2), respectively, with respect to such plan;

     (f) the undersigned is not subject to a statutory disqualification, as set forth in Section 3(a)(39) of the 1934 Act;

     (g) the undersigned and his Purchaser Representative, if any, have been given full and complete access to all information with respect to the Company and the Company's proposed activities that the undersigned and his Purchaser Representative, if any, have deemed necessary to evaluate the merits and risks of an investment in the Company;

     (h) the undersigned and, if applicable, his Purchaser Representative, have had a full opportunity to ask questions of and to receive satisfactory answers from a representative of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned;

     (i) the undersigned and, if applicable, his Purchaser Representative, have had the opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Offering and have read carefully copies of the Company's SEC Filings, including the exhibits thereto, and the undersigned is familiar with and agrees to all the terms and conditions of the offering of Shares and the Warrants;

     (j) the undersigned is aware of the risks associated with an investment in the Company, including those described in the "Risk Factors" section of the Company's SEC Filings;

     (k) the undersigned has adequate means of providing for his current needs and possible personal contingencies, has no need for liquidity with respect to his investment in the Company, and has financial resources sufficient to bear the economic risk of such investment;

     (l) the undersigned has been advised and understands that an investment in the Company is highly speculative and has received no representations or warranties from the Company with respect to such investment;

     (m) the undersigned acknowledges that there are substantial restrictions on the transferability of, and there will be no public market for, the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and, accordingly, it may not be possible for the undersigned to liquidate his investment in case of an emergency or otherwise, and the undersigned has been advised that while Rule 144 of the 1933 Act is presently applicable to Shares and the Warrant Shares, the undersigned understands that Rule 144 may not be available in the future to such shares;

     (n) the undersigned is aware that no securities administrator of any state or federal government has made or will make any finding or determination relating to this investment;

     (o) Shares and the Warrants subscribed for hereby are being purchased for the undersigned's own account (or a trust account if the undersigned is a trustee), for investment purposes only and are not being purchased with a view to or for any resale, fractionalization, subdivision or distribution of such Shares; and

     (p) all information which the undersigned and his Purchaser Representative, if any, has provided to the Company, including (but not limited to) the information, representations and warranties of the undersigned contained in the Purchaser Suitability Statement executed by the undersigned and submitted to the Company in connection with this Subscription, is true and correct in all material respects as of the date set forth below and the undersigned agrees to furnish any additional information which the Company may request so as to determine the suitability of the undersigned, and to notify the Company immediately should any material changes in such information occur.

     7. Compliance with Federal and State Securities Laws. The undersigned understands and agrees that the following restrictions and limitations are applicable to his purchase, resales, pledges, hypothecations or other transfers of Shares and the Warrant Shares:

     (a) The undersigned agrees that Shares and the Warrant Shares shall not be sold, pledged, hypothecated or otherwise transferred unless such Shares or Warrant Shares are registered under the Securities Act of 1933, as amended, and applicable state securities laws or are exempt therefrom.

     (b) A legend in substantially the following form has been or will be placed on any instruments evidencing Shares and the Warrant Shares:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     (c) If applicable, the legend described in subparagraph (b) above will be placed with respect to any new instrument(s) or other document(s) issued upon presentment by the undersigned of such instrument(s) or other document(s) for transfer.

     8. Transferability. The undersigned understands and agrees that the restrictions on the transfer or assignment of Shares and the Warrant Shares which may be imposed by the states in which such Shares and Warrant Shares may be offered shall be binding on the undersigned.

     9. Registration Rights.

     (a) Registration. The Company shall use its reasonable good faith efforts to file a registration statement covering the Shares and the Warrant Shares (the "Registrable Securities") within 60 days of the earlier of the Company's termination of the Offering or February 16, 2002 (the "Final Closing"); provided, that if the undersigned previously purchased securities in the Company's private placement publicly announced December 21, 2001 and purchases Registrable Securities hereunder on or prior to January 11, 2002, the Company shall use its reasonable good faith efforts to file by January 15, 2002 a registration statement covering such Registrable Securities. Thereafter, the Company shall use its reasonable good faith efforts to cause any registration statement filed pursuant to this Section 9(a) to be declared effective by the 120th day after the Final Closing. Subject to Section 9(b) hereof, the Company agrees to pay the undersigned, as damages, an amount equal to one (1) percent of the total subscription amount paid by the undersigned for each full month during which the Company has failed to file a registration statement pursuant to the requirements of the first sentence of this Section 9(a) for any Registrable Securities purchased prior to January 11, 2002. Such payment shall be the sole remedy to the undersigned for the Company's failure to file a registration statement pursuant to the requirements of the first sentence of this Section 9(a) and shall be made in shares of Common Stock, valued at the average closing sale price of the Company's Common Stock during the month for which such damages payment is applicable, provided, that the total number of shares payable pursuant to this
Section 9(a) shall not exceed the number of Shares purchased under this subscription agreement by the undersigned.

     (b) Delays. The Company may postpone the filing or effectiveness of any registration statement required pursuant to this Section 9 for a reasonable period of time, not to exceed one-hundred twenty (120) days in the aggregate, in any 12-month period, if the Company's board of directors determines in good faith, with a copy to the undersigned upon their request, that such filing or effectiveness would (i) reasonably be executed to have a material adverse effect on (x) any proposal or plan by the Company to engage in any financing, acquisition, disposition of assets or other plan outside the ordinary course of business or (y) any merger, consolidation, tender offer or similar transaction,
(ii) require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company or (iii) require a special audit by the Company.

     (c) Expenses. The Company shall pay all expenses incurred by the Company in connection with the registration, qualification and/or exemption of the Shares, including any Securities and Exchange Commission ("SEC") and state securities law registration and filing fees, printing expenses, fees and disbursements of the Company's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by the Company in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the registration statement or prospectuses contained therein. The Company shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by the undersigned or other holder of any of the Shares.

     (d) Registration Period. The Company shall keep the registration statement required pursuant to Section 9(a) hereof (the "Registration Statement") effective pursuant to Rule 415 promulgated under the 1933 Act at all times until the earlier of (i) the date on which the undersigned shall have sold all the Registrable Securities or (ii) the date on which all Registrable Securities may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act (the "Registration Period").

     (e) Amendments. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as required, as may be necessary to keep such Registration Statement (i) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement and (ii) from containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall be required to notify the undersigned, and may suspend sales under such Registration Statement for a period of up to three months if the board of directors determines in good faith that to amend or supplement such Registration Statement would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require the disclosure of any information that the board of directors determines in good faith the disclosure of which would be materially detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company suspends sales under the Registration Statement pursuant to this provision. Upon receipt of any notice pursuant to this Section 9(e), the undersigned shall suspend all offers and sales of securities of the Company and all use of any prospectus until advised by the Company that offers and sales may resume, and shall keep confidential the fact and content of any notice given by the Company pursuant to this Section 9(e).

     (f) Legal Counsel Review. The Company shall permit one legal counsel designated by the investors in the Offering ("Legal Counsel") to review and comment upon the Registration Statement and all amendments and supplements thereto at least three (3) days prior to their filing with the SEC, and shall not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement of such request without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld and which shall be deemed granted if Legal Counsel does not object within two (2) days of receipt of such request. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one
(1) copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

     (g) State Securities Laws. If state securities law registration or qualification is required, the Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such state securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or the undersigned reasonably requests,
(ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9(g), (y) subject itself to general taxation in any such jurisdiction, or (z) take any action that would subject it to file general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the undersigned of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States for which Legal Counsel or the undersigned has requested registration or qualification or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     (h) Stop-Order and Suspension. The Company shall use its commercially reasonable good faith efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable time and to notify Legal Counsel and the undersigned (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     (i) Listing. The Company shall use its commercially reasonable good faith efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on The Nasdaq National Market System or The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to maintain at least two (2) market makers registered with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to the Company shares of Common Stock. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 9(i).

     (j) Compliance with Securities Laws. The Company shall otherwise use its commercially reasonable good faith efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder and the Company shall use its commercially reasonable good faith efforts to file with the SEC in a timely manner all reports and documents required of the Company under the 1933 Act and the 1934 Act.

     (k) Disposition. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the undersigned of Registrable Securities pursuant to a Registration Statement.


     10. Indemnification. The undersigned acknowledges and understands the meaning and legal consequences of the representations and warranties herein and hereby agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons, agents, employees, attorneys and accountants from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys fees and disbursements) which any of them may incur by reason of:

     (a) any breach of any representation, warranty or agreement of the undersigned contained in this Subscription Agreement; or

     (b) any false, misleading or inaccurate information, or any breach of any representation, warranty or agreement of the undersigned, contained in the Purchaser Suitability Statement executed by the undersigned.

     Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights of the undersigned under federal or state securities laws. All representations and warranties contained in this Subscription Agreement and the Purchaser Suitability Statement executed by the undersigned, and the indemnification contained in this paragraph 10, shall survive the acceptance of this subscription and any other transaction contemplated herein.

     11. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, except as to any matter, to the extent it involves any United States statute, in accordance with the laws of the United States.

     12. Gender. Whenever the singular number is used herein and when required by the context the same shall include the plural and the masculine gender shall include the feminine and, where applicable, shall include any corporation, firm or partnership executing this Subscription Agreement.

     13. Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned and his successors and neither this Subscription Agreement nor any interest herein shall not be assignable by him. This Subscription Agreement shall inure to the benefit of the Company and its successors and assigns, and upon its acceptance by the Company shall be binding upon the Company and its successors and assigns.

     14. Joint and Several Representations. If more than one person is signing this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representations warranty and undertaking of each such person. If the undersigned is a partnership, corporation, trust or other entity, the undersigned further represents and warrants that (a) the individual executing this Subscription Agreement has full power and authority to execute and deliver this Subscription Agreement on behalf of the undersigned and
(b) the undersigned has full right and power to perform its obligations pursuant to the provisions hereof and become a stockholder of the Company.

     15. Notice. All notice required to be given to the undersigned shall be deemed given when received by the undersigned, and shall be sent by air express courier with regular service to the undersigned at the address indicated below, or as amended by written notice to the Company.



IN WITNESS WHEREOF, the undersigned has executed and sealed this Subscription Agreement this day of January 11, 2002.

                               Elan International Services, Ltd.


                               By:  /s/ Kevin Insley
                                    --------------------------------------
                                      Kevin Insley
                                      President and Chief
                                      Financial Officer

                               [____________________________]
                               (If Purchaser is an individual,
                               home address; or if Purchaser
                               is an entity, business address)

                               ______________________________
                               (Social Security or Tax
                                Identification Number)

                               ______________________________
                               (Signature of Joint Tenant, if any)

                               ______________________________
                               (Printed Name of Joint Tenant, if any)


                               ______________________________

                               ______________________________
                               City, State and Zip Code
                               (Home Address)

                               ______________________________
                               (Social Security or Tax
                                Identification Number of
                                Joint Tenant)

                               ______________________________
                               (Social Security or Tax
                                Identification Number of
                                Joint Tenant)

                               Type of Ownership
                               (check as
                               appropriate):

                               ___ Individual

                               ___ Joint tenants with
                                        rights of survivorship

                               ___ Tenants in common

                               ___ Community property

                               ___ Trust

                               ___ Other (indicate):

                               |X| Corporation

     Total Dollar Amount of Subscription: ____________________.

     THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW. INVESTORS SHOULD REFER TO THOSE REQUIREMENTS BEFORE EXECUTING THIS AGREEMENT.

     Subject to the terms and conditions of this Subscription Agreement, the foregoing subscription is approved and accepted as of the 22nd day of January, 2002.

                               GLYCOGENESYS, INC.



                               By:  /s/ John W. Burns
                                    --------------------------------------
                                    John W. Burns, Senior Vice President
                                    and CFO